Exhibit 11
- ----------

                              MARCAM CORPORATION
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)


                                        Three Months Ended    Nine Months Ended
                                             June 30,              June 30,
                                         1996       1995       1996       1995
                                         ----       ----       ----       ----

NET LOSS                              $(10,582)  $ (2,912)  $(24,190)  $ (3,471)
                                      --------   --------   --------   --------

PRIMARY EARNINGS PER SHARE
- --------------------------
  Weighted average common shares
   outstanding                          11,429     11,218     11,382     11,188
  Dilutive common equivalent shares          -          -          -          -
                                      --------   --------   --------   --------
                                        11,429     11,218     11,382     11,188
                                      --------   --------   --------   --------

Net loss per share                    $  (0.93)  $  (0.26)  $  (2.13)  $  (0.31)
                                      --------   --------   --------   --------

FULLY DILUTED EARNINGS PER SHARE
- --------------------------------
  Weighted average common shares
   outstanding                          11,429     11,218     11,382     11,188
  Dilutive common equivalent shares          -          -          -          -
                                      --------   --------   --------   --------
                                        11,429     11,218     11,382     11,188
                                      --------   --------   --------   --------

Net loss per share                    $  (0.93)  $  (0.26)  $  (2.13)  $  (0.31)
                                      --------   --------   --------   --------


  The calculation of loss per share is based on the weighted average shares outstanding in the three- and nine-months ended June 30, 1996 and 1995. Dilutive stock options, warrants and convertible preferred stock assumed converted are based on the treasury stock method using average market price in calculating primary earnings per share, and the higher of the end of the period or average market price in computing fully diluted earnings per share.